UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2014

TIM HORTONS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)
(905) 845-6511
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On May 7, 2014, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its first quarter 2014 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.
The Corporation will host a quarterly conference call to discuss its first quarter 2014 results on Wednesday, May 7, 2014, at 2:30 p.m. (Eastern Daylight Time). Investors and the public may listen to the conference call in the manner described in the Corporation’s press release attached hereto as Exhibit 99.1.
The Corporation will also hold its annual and special meeting of shareholders on Thursday, May 8, 2014, at 10:30 a.m. (Eastern Daylight Time) at the Metro Toronto Convention Centre, 255 Front Street W., Toronto, Ontario. A live webcast of the event will be available at www.timhortons-invest.com through the “Events and Presentations” tab, as more fully described in the Corporation’s press release attached hereto as Exhibit 99.1.

Item 8.01	Other Events.
On May 7, 2014, the Corporation also announced that the Board of Directors has declared a Cdn.$0.32 per common share quarterly dividend. The dividend is payable on June 5, 2014 to shareholders of record at the close of business on May 22, 2014. The declaration of any and all future dividends is subject to the Board’s discretion. The full text of the Corporation’s press release relating to the increase in the quarterly dividend and current dividend declaration is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated May 7, 2014, issued by the Corporation regarding the release of the first quarter 2014 financial results and other information.

Exhibit 99.2	Press release dated May 7, 2014, issued by the Corporation announcing the declaration of a Cdn.$0.32 per common share dividend.

Exhibit 99.3	Safe Harbor Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: May 7, 2014	By:	/s/ JILL E. SUTTON
Jill E. Sutton Executive Vice President, General Counsel and Secretary